Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. § 1350(a) and (b)), each of the undersigned hereby certifies that, to his knowledge, the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 of Aevi Genomic Medicine, Inc. (the “Company”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 13, 2018	/s/ Michael F. Cola
Michael F. Cola
President and Chief Executive Officer
(Principal Executive Officer)

Date: March 13, 2018	/s/ Brian D. Piper
Brian D. Piper and Corporate Secretary
Chief Financial Officer and Corporate Secretary
(Principal Financial Officer)